Exhibit 99.2

PROXY CARD

REVOCABLE PROXY INTEGRITY FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS - MARCH 15, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints W. Alex Hall, Jr., Ronald S. Shoemaker and Howard L. Pruitt, and each of them, proxies of the undersigned with full power of substitution, to vote all shares of Integrity Financial Corporation standing in the name of the undersigned at the Special Meeting of Shareholders to be held at the Park Inn Gateway Conference Center, 909 Highway 70 S.W., Hickory, North Carolina, at 11:00 a.m. (local time) on March 15, 2006, and all adjournments thereof. The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

Please mark as indicated in this example	☒

	For	Against	Abstain
1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER	☐	☐	☐

2. APPROVAL OF PROPOSAL TO ADJOURN THE INTEGRITY SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES	☐	☐	☐

The Board of Directors recommends a vote “FOR” Items 1 and 2. The proxy will be voted accordingly unless specified.

PLEASE, COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN

THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)

When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Mark here for address change and note change			☐

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON.
Yes
	I will attend the Special Meeting. If “YES,” please bring photo identification for admission and, if your shares are held in street name, please bring proof of ownership.		☐

	Please be sure to date and sign this proxy card in the box below	Date

Sign above